FIRST TRUST
--------------------------------------------------------------------------------



April 19, 2012

First Trust Exchange-Traded Fund
120 East Liberty Drive
Wheaton, Illinois 60187


Ladies and Gentlemen:

      It is hereby acknowledged that First Trust Advisors L.P. ("First Trust") serves as the investment advisor of each series of First Trust Exchange-Traded Fund (the "Trust"). The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), comprised of various exchange-traded funds (each, a "Fund," and, collectively, the "Funds") set forth on Exhibit A attached hereto, which may be amended from time to time.

      It is further acknowledged that First Trust and the Trust, on behalf of the Funds, have entered into the Expense Reimbursement, Fee Waiver and Recovery Agreement (the "Agreement") whereby First Trust has agreed to waive management fees payable to it by a Fund and reimburse a Fund for other expenses borne by such Fund in order to prevent a Fund's Expense Ratio from exceeding a particular Expense Cap for the Expense Cap Term; provided, however, that First Trust has the right to seek restitution of any fees waived and expenses reimbursed within three years to the extent that such restitution would not cause a Fund to exceed the current Expense Cap. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Agreement.

      The purpose of this letter agreement is to agree and acknowledge that the expense cap term shall be extended to the date set forth on Exhibit A attached hereto for each Fund, subject to approval by the Trust's Board of Trustees.

                                Very Truly Yours,

                                FIRST TRUST ADVISORS L.P.


                                /s/ James A. Bowen
                                ------------------------------------
                                James A. Bowen
                                Chief Executive Officer

AGREED AND ACKNOWLEDGED:

FIRST TRUST EXCHANGE-TRADED FUND

/s/ Mark R. Bradley
---------------------------
Mark R. Bradley
President

                                                   EXHIBIT A
-----------------------------------------------------------------------------------------------------------------
                                                    EXPENSE CAP
                                                    (OF AVERAGE
NAME OF FUND                                        NET ASSETS)       EFFECTIVE DATE         EXPENSE CAP TERM
------------------------------------------------- --------------- ---------------------- ------------------------
First Trust Dow Jones Select MicroCap Index(SM)        0.60%         December 6, 2010         April 30, 2013
Fund
------------------------------------------------- --------------- ---------------------- ------------------------
First Trust Morningstar Dividend Leaders(SM)           0.45%        December 20, 2010         April 30, 2013
Index Fund
------------------------------------------------- --------------- ---------------------- ------------------------
First Trust Nasdaq-100 Equal Weighted Index(SM)        0.60%         December 6, 2010         April 30, 2013
Fund
------------------------------------------------- --------------- ---------------------- ------------------------
First Trust Nasdaq-100 Technology Sector               0.60%         December 6, 2010         April 30, 2013
Index(SM) Fund
------------------------------------------------- --------------- ---------------------- ------------------------
First Trust US IPO Index Fund                          0.60%         January 3, 2011          April 30, 2013
------------------------------------------------- --------------- ---------------------- ------------------------
First Trust NYSE Arca Biotechnology Index              0.60%         January 3, 2011          April 30, 2013
Fund
------------------------------------------------- --------------- ---------------------- ------------------------
First Trust Strategic Value Index Fund                 0.65%         January 3, 2011          April 30, 2013
------------------------------------------------- --------------- ---------------------- ------------------------
First Trust Dow Jones Internet Index(SM) Fund          0.60%         December 6, 2010         April 30, 2013
------------------------------------------------- --------------- ---------------------- ------------------------
First Trust Nasdaq-100 Ex-Technology Sector            0.60%         December 6, 2010         April 30, 2013
Index(SM) Fund
------------------------------------------------- --------------- ---------------------- ------------------------
First Trust Nasdaq(R) Clean Edge(R) Green Energy       0.60%         January 3, 2011          April 30, 2013
Index Fund
------------------------------------------------- --------------- ---------------------- ------------------------
First Trust Value Line(R) Equity Allocation            0.70%         December 6, 2010         April 30, 2013
Index Fund
------------------------------------------------- --------------- ---------------------- ------------------------
First Trust Value Line(R) Dividend Index Fund          0.70%         January 3, 2011          April 30, 2013
------------------------------------------------- --------------- ---------------------- ------------------------
First Trust S&P REIT Index Fund                        0.50%         December 6, 2010         April 30, 2013
------------------------------------------------- --------------- ---------------------- ------------------------
First Trust ISE-Revere Natural Gas Index Fund          0.60%         January 20, 2011         April 30, 2013
------------------------------------------------- --------------- ---------------------- ------------------------
First Trust ISE Water Index Fund                       0.60%         December 6, 2010         April 30, 2013
------------------------------------------------- --------------- ---------------------- ------------------------
First Trust ISE Chindia Index Fund                     0.60%         January 3, 2011          April 30, 2013
------------------------------------------------- --------------- ---------------------- ------------------------
First Trust Value Line(R) 100 Exchange-Traded          0.70%         January 3, 2011          April 30, 2013
Fund
------------------------------------------------- --------------- ---------------------- ------------------------
First Trust Nasdaq(R) ABA(R) Community Bank            0.60%         January 3, 2011          April 30, 2013
Index(SM) Fund
------------------------------------------------- --------------- ---------------------- ------------------------